UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 14, 2006, CombinatoRx borrowed an additional $1.48 million under its secured equipment line of credit with General Electric Capital Corporation.  As of December 14, 2006, CombinatoRx has borrowed approximately $3.09 million under the facility amendment of June 30, 2006.   Amounts borrowed under the amended facility are repayable over 48 months in the case of laboratory and scientific equipment and 36 months in the case of other equipment.  The amounts borrowed bear interest at the rate of 9.98% per annum.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

See the description in Item 1.01 of CombinatoRx’s direct financial obligations under the equipment line of credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED

	By:	/s/	Robert Forrester
	Name:		Robert Forrester
Title: Executive Vice President and Chief Financial Officer

Dated: December 19, 2006